                                                                      EXHIBIT 11


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights"and "Custodian, Transfer and Dividend Disbursing Agent and Independent Auditors", to the use of our report dated February 10, 1998, in Post-Effective Amendment No. 11 under the Securities Act of 1933 and Amendment No. 13 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-38461) and related Prospectus and Statement of Additional Information of Nicholas-Applegate Fund, Inc.


Los Angeles, California
March 4, 1998